EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
Brent Wood, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2017 RESULTS

•	Net Income Attributable to Common Stockholders of $.46 Per Share Compared to $.45 Per Share for the Same Quarter of 2016

•	Funds from Operations of $1.08 Per Share Compared to $1.04 Per Share for the Same Quarter Last Year, an Increase of 3.8%

•	Same Property Net Operating Income (PNOI) Growth of 3.1%

•	97.4% Leased, 95.6% Occupied as of September 30, 2017; Average Occupancy of 95.2% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 20.9%

•	Acquired 40 Acres of Development Land in San Antonio for $5 Million

•	Started Construction of a 104,000 Square Foot Development Project in Orlando with a Projected Total Cost of $8 Million

•	Transferred Two Development Projects Totaling 278,000 Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 13 Projects (1.7 Million Square Feet) at September 30, 2017 with a Projected Total Investment of $138 Million

•	Paid 151st Consecutive Quarterly Cash Dividend – Increased the Dividend by $.02 Per Share (3.2%) to $.64 Per Share

•	Issued 116,525 Shares of Common Stock During the Quarter with Gross Proceeds of $10 Million

JACKSON, MISSISSIPPI, October 19, 2017 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and nine months ended September 30, 2017.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our third quarter results confirm the strength and the resilience we continue to see in the industrial market. Our in-fill Sunbelt high growth market strategy is further positioning us to capitalize on this strength. The 3.8% increase in quarterly FFO over the prior year represents the 25th increase in the past 26 quarters, truly a long-term trend. Other strong market indicators were finishing the quarter 97.4% leased, our highest level in over 10 years, along with record quarterly GAAP and cash re-leasing spreads.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.46 for the three months ended September 30, 2017, compared to $.45 for the same period of 2016. The Company's property net operating income (PNOI) increased by $4,015,000 ($.12 per share) for the three months ended September 30, 2017, as compared to the same period of 2016. The increase in PNOI was offset by increases in depreciation and amortization expense of $1,650,000 ($.05 per share) and general and administrative expense of $877,000 ($.03 per share) in the third quarter of 2017 compared to the same period of 2016. EPS for the third quarter of 2016 included net gains on sales of non-operating real estate of $590,000 ($.02 per share); there were no sales in the third quarter of 2017.

Diluted EPS for the nine months ended September 30, 2017, was $1.93 compared to $2.47 for the same period of 2016. PNOI increased by $10,968,000 ($.32 per share) for the nine months ended September 30, 2017, as compared to the same period of 2016. EPS for the nine months ended September 30, 2017, included net gains on sales of real estate investments and non-operating real estate of $21,815,000 ($.64 per share) compared to $43,046,000 ($1.32 per share) during the same period of 2016. In addition, depreciation and amortization expense increased by $4,345,000 ($.13 per share), and general and administrative expense increased by $923,000 ($.03 per share) during the nine months ended September 30, 2017, compared to the same period of 2016.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2017, funds from operations attributable to common stockholders (FFO) was $1.08 per share compared to $1.04 per share for the same quarter of 2016, an increase of 3.8%. Excluding net gains on sales of non-operating real estate, FFO increased by 5.9% for the quarter. PNOI increased by $4,015,000, or 9.0%, during the quarter ended September 30, 2017, compared to the same period of 2016. PNOI increased $2,483,000 from newly developed and redeveloped properties, $1,342,000 from same property operations, and $917,000 from 2016 and 2017 acquisitions; PNOI decreased $658,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 3.1% for the quarter ended September 30, 2017, compared to the same quarter in 2016; without straight-line rent adjustments, same PNOI increased 2.7%. Rental rates on new and renewal leases (4.6% of total square footage) increased an average of 20.9% for the quarter.

FFO for the nine months ended September 30, 2017, was $3.12 per share compared to $2.94 per share during the same period of 2016, an increase of 6.1%. Excluding net gains on sales of non-operating real estate, FFO increased by 6.8% for the nine months. PNOI increased by $10,968,000, or 8.3%, during the nine months ended September 30, 2017, compared to the same period of 2016. PNOI increased $7,503,000 from newly developed and redeveloped properties, $3,157,000 from same property operations, and $2,628,000 from 2016 and 2017 acquisitions; PNOI decreased $2,157,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 2.5% for the nine months ended September 30, 2017, compared to the same period in 2016; without straight-line rent adjustments, same PNOI increased 3.0%. Rental rates on new and renewal leases (17.6% of total square footage) increased an average of 17.1% for the nine months ended September 30, 2017.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

DEVELOPMENT

During the third quarter, EastGroup acquired 39.6 acres of land in San Antonio for $5.3 million. The Company's plans for future development of the land include a master-planned, multi-phased project, Tri-County Crossing, consisting of five business distribution buildings totaling approximately 622,000 square feet.

Also during the third quarter, the Company began construction of Horizon X, a 104,000 square foot, multi-tenant business distribution building in Orlando. Horizon X is an addition to the Company's Horizon Commerce Park, which currently includes 853,000 square feet in seven other buildings.

The development projects started in the first nine months of the year are included in the table below.

Development Properties Started in 2017	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Steele Creek VII	Charlotte, NC	120,000	09/2018	$8,600
Horizon XII	Orlando, FL	140,000	11/2018	12,100
Oak Creek VII	Tampa, FL	116,000	11/2018	7,200
Kyrene 202 III, IV & V	Phoenix, AZ	166,000	01/2019	13,800
CreekView 121 3 & 4	Dallas, TX	158,000	02/2019	14,200
Eisenhauer Point 5	San Antonio, TX	98,000	03/2019	7,500
Eisenhauer Point 6	San Antonio, TX	85,000	03/2019	5,200
Horizon X	Orlando, FL	104,000	04/2019	8,000
Total Development Properties Started		987,000		$76,600

At September 30, 2017, EastGroup’s development program consisted of 13 projects (1,682,000 square feet). The projects, which were collectively 43% leased as of October 18, 2017, have a projected total cost of $138 million.

During the first nine months of 2017, EastGroup transferred (at the earlier of 80% occupied or one year after completion) 12 development properties to the real estate portfolio as detailed in the table below.

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Development Properties Transferred to Real Estate Portfolio in 2017	Location	Size	Conversion Date	Cumulative Cost as of 9/30/17	Percent Leased as of 10/18/17
		(Square feet)		(In thousands)

Eisenhauer Point 1 & 2	San Antonio, TX	201,000	01/2017	$16,511	92%
South 35th Avenue (1)	Phoenix, AZ	125,000	01/2017	1,888	100%
Alamo Ridge III	San Antonio, TX	135,000	02/2017	11,026	100%
Parc North 1-4	Dallas, TX	446,000	02/2017	33,609	83%
Madison IV & V	Tampa, FL	145,000	03/2017	8,732	100%
Jones Corporate Park	Las Vegas, NV	416,000	04/2017	40,651	88%
Steele Creek VI	Charlotte, NC	137,000	04/2017	7,815	100%
Ten Sky Harbor	Phoenix, AZ	64,000	04/2017	5,691	100%
Horizon V	Orlando, FL	141,000	05/2017	9,719	100%
Horizon VII	Orlando, FL	109,000	06/2017	8,456	100%
Eisenhauer Point 4	San Antonio, TX	85,000	07/2017	5,404	100%
CreekView 121 1& 2	Dallas, TX	193,000	08/2017	17,553	100%
Total Properties Transferred		2,197,000		$167,055	94%

(1) Cumulative Cost as of 9/30/17 represents incremental cost for redevelopment from a manufacturing building to a multi-tenant distribution building.

DIVIDENDS

EastGroup increased its quarterly common stock dividend 3.2% to $.64 per share in the third quarter of 2017. This was the Company’s 151st consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 25 consecutive years. The Company has increased it 22 years within that period, including increases in each of the last six years.  The Company’s payout ratio of dividends to FFO was 59% for the quarter.  The annualized dividend rate of $2.56 per share yielded 2.8% on the closing stock price of $91.66 on October 18, 2017.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 26.2% at September 30, 2017.  For the third quarter, the Company had interest and fixed charge coverage ratios of 5.25x and a debt to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) ratio of 5.86x.

In August, EastGroup repaid (with no penalty) a mortgage loan with a balance of $45.1 million, an interest rate of 5.57% and an original maturity date of September 5, 2017. The loan was collateralized by 1.4 million square feet of operating properties.

In September, the Company executed a commitment letter for $60 million of senior unsecured private placement notes with an insurance company. The notes, which are expected to close in mid-December, have a seven-year term and a fixed interest rate of 3.46% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

During the third quarter, EastGroup issued and sold 116,525 shares of common stock under its continuous equity program at an average price of $85.82 per share, providing net proceeds to the Company of $9.9 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2017

EPS for 2017 is now estimated to be in the range of $2.43 to $2.45.  Estimated FFO per share attributable to common stockholders for 2017 has been narrowed to a range of $4.22 to $4.24, while maintaining the mid-point of $4.23. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q4 2017	Y/E 2017	Q4 2017	Y/E 2017
	(In thousands, except per share data)

Net income attributable to common stockholders	$16,975	82,568	17,655	83,248
Depreciation and amortization	20,981	83,015	20,981	83,015
Gain on sales of depreciable real estate investments	—	(21,855)	—	(21,855)
Funds from operations attributable to common stockholders	$37,956	143,728	38,636	144,408

Diluted shares	34,451	34,048	34,451	34,048

Per share data (diluted):
Net income attributable to common stockholders	$0.49	2.43	0.51	2.45
Funds from operations attributable to common stockholders	1.10	4.22	1.12	4.24

The following assumptions were used for the mid-point:

Metrics	Guidance for Q4 2017	Revised Guidance for Year 2017	July Earnings Release Guidance for Year 2017	Actual for Year 2016
FFO per share	$1.11	$4.23	$4.23	$4.02
FFO per share increase over prior year period	2.8%	5.2%	5.2%	9.5%
Same Property Net Operating Income (PNOI) growth:
Straight-line rent basis	4.0%	2.5%	2.2%	3.1%
Straight-line rent basis without Houston	4.3%	4.5%	4.4%	4.2%
Without straight-line rent adjustments	4.5%	2.8%	2.6%	3.1%
Without straight-line rent adjustments and Houston	4.8%	5.0%	5.0%	3.9%
Average month-end occupancy	96.0%	95.4%	95.1%	95.8%
Lease termination fee income	$75,000	$273,000	$283,000	$812,000
Bad debt expense	$250,000	$582,000	$698,000	$992,000
Development starts:
Square feet	350,000	1.3 million	1.3 million	1.2 million
Projected total investment	$31 million	$108 million	$100 million	$94 million
Development-stage operating property acquisitions	None	None	None	$88 million
Operating property acquisitions	None	$37 million	$52 million	$24 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$10 million	$50 million	$50 million	$76 million
Gain (loss) on sales of non-operating real estate	None	($40,000)	($40,000)	$733,000
Average variable interest rate on unsecured bank credit facilities	2.3%	2.3%	2.2%	1.5%
Unsecured debt closing in period	$60 million at 3.46%	$60 million at 3.46%	$60 million at 4.0%	$205 million at 3.1% weighted average interest rate
Common stock issuances	$10 million	$90 million	$70 million	$60 million
General and administrative expense	$3.2 million	$14.8 million	$14.5 million	$13.2 million

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

EastGroup sometimes refers to PNOI from Same Properties as "Same PNOI" in this press release and the accompanying reconciliation. Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.

The Company's chief decision makers also use adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) in making decisions. Adjusted EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Friday, October 20, 2017, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-888-632-3384 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Friday, October 27, 2017.  The telephone replay can be accessed by dialing 1-800-757-4768, and the webcast replay can be accessed through a link on the Company's website at eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 10,000 to 50,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 38.7 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES
Income from real estate operations	$68,712	63,178	202,704	186,628
Other revenue	34	12	90	68
	68,746	63,190	202,794	186,696
EXPENSES
Expenses from real estate operations	20,109	18,552	59,360	54,130
Depreciation and amortization	21,011	19,361	62,101	57,756
General and administrative	3,205	2,328	11,586	10,663
Acquisition costs	—	161	—	161
	44,325	40,402	133,047	122,710
OPERATING INCOME	24,421	22,788	69,747	63,986
OTHER INCOME (EXPENSE)
Interest expense	(8,704)	(8,841)	(26,405)	(27,078)
Gain on sales of real estate investments	—	—	21,855	42,313
Other	255	853	725	1,502
NET INCOME	15,972	14,800	65,922	80,723
Net income attributable to noncontrolling interest in joint ventures	(88)	(139)	(329)	(438)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	15,884	14,661	65,593	80,285
Other comprehensive income (loss) - cash flow hedges	224	2,606	650	(6,253)
TOTAL COMPREHENSIVE INCOME	$16,108	17,267	66,243	74,032
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.45	1.94	2.47
Weighted average shares outstanding	34,215	32,741	33,857	32,458
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.45	1.93	2.47
Weighted average shares outstanding	34,290	32,823	33,905	32,519

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

NET INCOME	$15,972	14,800	65,922	80,723
Gain on sales of real estate investments	—	—	(21,855)	(42,313)
(Gain) loss on sales of non-operating real estate	—	(590)	40	(733)
Interest income	(62)	(63)	(185)	(191)
Other income	(34)	(12)	(90)	(68)
Interest rate swap ineffectiveness	—	—	—	5
Depreciation and amortization	21,011	19,361	62,101	57,756
Company's share of depreciation from unconsolidated investment	31	31	93	93
Interest expense (1)	8,704	8,841	26,405	27,078
General and administrative expense (2)	3,205	2,328	11,586	10,663
Acquisition costs	—	161	—	161
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(145)	(190)	(493)	(618)
PROPERTY NET OPERATING INCOME (PNOI)	$48,682	44,667	143,524	132,556
COMPONENTS OF PNOI:
PNOI from Same Properties (3)	$44,735	43,393	131,100	127,943
PNOI from 2016 and 2017 Acquisitions	1,128	211	2,839	211
PNOI from 2016 and 2017 Development and Redevelopment Properties	2,981	498	8,940	1,437
PNOI from 2016 and 2017 Operating Property Dispositions	(31)	627	998	3,155
Other PNOI	(131)	(62)	(353)	(190)
TOTAL PNOI	$48,682	44,667	143,524	132,556
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$15,884	14,661	65,593	80,285
Depreciation and amortization	21,011	19,361	62,101	57,756
Company's share of depreciation from unconsolidated investment	31	31	93	93
Depreciation and amortization from noncontrolling interest	(56)	(49)	(160)	(159)
Gain on sales of real estate investments	—	—	(21,855)	(42,313)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$36,870	34,004	105,772	95,662
NET INCOME	$15,972	14,800	65,922	80,723
Interest expense (1)	8,704	8,841	26,405	27,078
Depreciation and amortization	21,011	19,361	62,101	57,756
Company's share of depreciation from unconsolidated investment	31	31	93	93
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	45,718	43,033	154,521	165,650
Gain on sales of real estate investments	—	—	(21,855)	(42,313)
ADJUSTED EBITDA	$45,718	43,033	132,666	123,337
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.45	1.93	2.47
Funds from operations (FFO) attributable to common stockholders	$1.08	1.04	3.12	2.94
Weighted average shares outstanding for EPS and FFO purposes	34,290	32,823	33,905	32,519

(1)  Net of capitalized interest of $1,284 and $1,384 for the three months ended September 30, 2017 and 2016, respectively; and $4,242 and $3,737 for the nine months ended September 30, 2017 and 2016, respectively

(2) Net of capitalized development costs of $1,056 and $867 for the three months ended September 30, 2017 and 2016, respectively; and $3,650 and $2,660 for the nine months ended September 30, 2017 and 2016, respectively

(3) Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Development properties are excluded until held in the operating portfolio for both the current and prior year reporting periods.